Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Registration Statement No. 333-268748 on Form S-3 and Registration Statement Nos. 333-266490 and 333-271421 and 333-278503 and 333-286454 on Form S-8 of our report dated March 13, 2026, relating to the consolidated financial statements of biote Corp. and subsidiaries, appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

Dallas, Texas

March 13, 2026